Exhibit  5

                            The  Law  Offices  of
                        Brenda  Lee  Hamilton,  P.A.
                  555  South  Federal  Highway,  Suite  400
                       Boca  Raton,  Florida  33432
                              (561)416-8956
                          Facsimile:(561)416-2855
                         Email:  lawrocks@aoL.com
                                 ----------------

     May  26,  2000
     Board  of  Directors
     c/o  Kenneth  Legere
     President  and  Director
     Island  Critical  Care  Corporation
     85  Watts  Drive
     Charlottetown,  Prince  Edward  Island

     Re:  Shares  to  be  Registered  on  Form  SB-2  (the  "Shares")


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     Dear  Mr.  Legere:

     We have acted as counsel for Island Critical Care Corporation, a Delaware corporation (the "Company"), and certain of its shareholders (the "Selling Shareholders") in connection with the issuance of the Shares described in the prospectus of the Company dated May 30, 2000 (the "Prospectus"), contained in the Registration Statement on Form SB-2 of the Company.

     In connection with this matter, we have examined the originals or copies certified or otherwise identified to our satisfaction of the following:
     (a)    Articles  of  Incorporation  of  the  Company,  as  amended to date;
     (b)    By-laws  of  the  Company,  as  amended  to  date;
     (c) Certificates from the Secretary of State of the State of Delaware, dated as of a recent date, stating that the Company is duly incorporated and in good standing in the State of Delaware;
     (d)    Share  Certificates  of  the  Company;
     (e)    The  Registration  Statement  and  all  exhibits  thereto;
     (f) Questionnaires completed and signed by all officers and directors of the Company.

     In addition to the foregoing, we have also relied as to matters of fact upon the representations made by the Company and their representatives and upon representations made by the Selling Shareholders. In addition, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us certified or photo static copies.

     Based upon and in reliance upon the foregoing, and after examination of such corporate and other records, certificates and other documents and such matters of law as we have deemed applicable or relevant to this opinion, it is


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our  opinion that the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has full corporate power and authority to own its properties and conduct its business as described in the Registration Statement.

     The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, with a par value of $.001 per share, of which there are outstanding 18,101,000 shares (including the Shares). Proper corporate proceedings have been taken validly to authorize such authorized capital stock and all the outstanding shares of such capital stock (including the Shares), when delivered in the manner and/or on the terms described in the Registration Statement (after it is declared effective), will be duly and validly issued, fully paid and non-assessable. The shareholders of the Company have no preemptive rights with respect to the Common Stock of the Company.

     I hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not hereby admit that I come within the category of a person whose consent is required under Section 7 of the Securities Act of 1933, or the general rules and regulations thereunder.

                                               Very  truly  yours,
                                               /s/  Brenda  Lee  Hamilton
                                               --------------------------
                                               Brenda  Lee  Hamilton,  Esq.
                                                    For  the  Firm


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